Exhibit 10.3

First Advantage Corporation (FADV)

Senior Executive Annual Incentive Program

Program Term Sheet/Summary — Fiscal Year 2005

The Annual Incentive Program provides incentive compensation based on goal achievement. If performance hurdles are achieved or exceeded, bonus payments will result; however, if performance hurdles are not met, no bonuses will be paid. The Compensation Committee of the Board of Directors has formally approved this program and reserves the right to interpret and possibly amend aspects of this Bonus Program.

1.	AWARD OPPORTUNITIES

Your FY2005 Target Bonus Award Opportunity will be based on a percentage of your Base Salary paid in FY2005. Your Target Award Opportunity for FY2005 is expressed below; more or less than Target may ultimately be earned:

Executive Name	Target Award Opportunity (% of Base Salary)
John Long	100%
John Lamson	100%
Akshaya Mehta	100%

If, at the conclusion of the Performance Period, you do not have 12 months of continuous service, your Award Opportunity shall be prorated for the number of full months worked through the end of the Performance Period divided by 12.

2.	PERFORMANCE TIME PERIOD

The Performance Period will be the 12-month Fiscal Year and shall commence at the beginning of the Fiscal Year, or January 1, and shall conclude at the end of the Fiscal Year, or December 31.

3.	PERFORMANCE MEASURES — SELECTION AND WEIGHTING

A combination of Financial and Non-Financial (i.e., Individual MBOs) Performance Measures will be utilized. For Financial Performance Measures, the selection and weighting for FY2005 are set forth below:

	Performance Measure #1		Performance Measure #2		Performance Measure #3		Total Weight (A+B+C)
Executive Name	Measure	Weight (A)	Measure	Weight (B)	Measure	Weight (C)
John Long John Lamson Akshaya Mehta	EPS	66 2/3%	Strategic MBOs	33 1/3%	<none>	<none>	100%
Evan Barnett	Business Unit Pre-Tax Profit	50%	EPS	25%	Strategic MBOs	25%	100%

For Non-Financial Performance Measures/MBOs, a qualitative assessment after completion of the Fiscal Year will need to be made. In these cases, an assessment of the performance relative to the goals established at the beginning of the year will need to be made. The Chairman of the Board will make this assessment for the CEO’s Non-Financial Performance Measures and the CEO will assess all other Participants’ performance against their Non-Financial Measures.

In addition, bonus awards calculated above may be subject to a Compensation Committee Performance Modifier that can adjust calculated awards +/- 25%.

4.	PERFORMANCE GOAL HURDLES FOR FY2005

The Financial portion of the total bonus opportunity will pay out based on the level of Performance Goal achievement for each Performance Measure specified for each eligible Participant. For FY2005, the Performance Goals are as follows:

Performance Hurdle	Award Payout (as a % of Target)	% of Targeted Goal that Must be Achieved
Threshold	25%	85%
Target	100%	100%
Maximum	150%	115%

Table Notes: Mathematical equal-distant interpolation shall be used to determine payments between performance hurdles.

5.	TERMINATION PROVISIONS

In the event of your Termination of employment, the Compensation Committee shall, in its sole discretion, determine the amount, timing, and form or any Bonus Payments payable. For FY2005, it is the Compensation Committee’s intention to pay Bonuses in following manner, depending upon the type of Termination:

Type of Termination	Treatment of Award	How Determine Payout?	Timing of Award	Form of Award
Voluntary Quit or Resignation	Award is 100% forfeited.	n/a	n/a	n/a

Qualified Reduction in Force/Layoff	Prorated Award opportunity equal to the # of full months worked in Fiscal Year.	Payout based on actual, full-year performance achievement.	Prorated Award will be paid at regularly scheduled payment date.	In cash.
Qualified Retirement
Qualified Disability
Death		Payout at Target.	Immediate payout.
Change-in-Control	Full 100% of Award Opportunity.	Higher of (1) Target or (2) Actual Performance to-date.	Immediate payout.

Note: The Compensation Committee shall have full authority to determine and interpret the type of Termination applicable to each individual Participant.

6.	OTHER CONSIDERATIONS

•	Participants must be currently employed by the Company and in “good standing” (per Human Resources Department) on the date of actual bonus disbursement.

•	In the event of a salary adjustment during the Performance Period, Award Opportunity shall be prorated based on the proportion of time spent at the corresponding salaries and targeted bonus levels.